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                                                                     EXHIBIT 5.1

                        OPINION OF SUMMIT LAW GROUP, PLLC

                       [SUMMIT LAW GROUP, PLLC LETTERHEAD]

July 31, 2006

Helix BioMedix, Inc.
22122 20th Avenue SE
Suite 148
Bothell, Washington 98021

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Helix BioMedix, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which the Company is filing with the Securities and Exchange Commission with respect to 5,355,000 shares of the Company's common stock, $0.001 par value per share (the "Shares"), which may be issued under the Company's 2000 Stock Option Plan, as amended (the "Plan").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares, issuance thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,


                                        /s/ SUMMIT LAW GROUP, PLLC